RESOLUTIONS OF THE BOARD OF DIRECTORS
                             OF HALLIBURTON COMPANY
                           EFFECTIVE DECEMBER 5, 1996

Issuance Of Medium-Term Notes, Series A

                  WHEREAS, on July 9, 1993 Halliburton Company ("Halliburton") filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form S-3 (Registration No. 33-65772, herein the "Registration Statement") for the offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, of unsecured debt securities of the Company ("Debt Securities") with an aggregate initial offering price of not more than $500,000,000 and such Registration Statement was declared effective at 10:00 a.m. August 3, 1993 by order of the Commission and such Registration Statement was subsequently amended by Post Effective Amendment No. 1 dated December 4, 1996 (herein "Registration Statement").

                  WHEREAS, the Registration Statement relates to Debt Securities issuable under the Second Senior Indenture dated December 1, 1996 between Halliburton and Texas Commerce Bank National Association, as Trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture dated December 5, 1996 between Halliburton and the Trustee (such Indenture, as supplemented, being herein called the "Second Indenture"), which Debt Securities include a series of Medium Term Notes Due Nine Months or More From Date of Issue, Series A (the "Notes");

                  WHEREAS, no Debt Securities or Notes have heretofore been issued or sold by Halliburton;

                  WHEREAS, this Board of Directors has heretofore authorized the proper officers of Hold Co. to execute and deliver, for, in the name and on behalf of Hold Co., a Second Supplemental Indenture supplementing and amending the Second Indenture and providing for the assumption by Hold Co. of Halliburton's liabilities and obligations under the Second Indenture;

                  WHEREAS, Hold Co., by virtue of certain interpretations of its rules and regulations by the Commission, is deemed to be the successor to Halliburton as the issuer of the Debt Securities, including the Notes, under the Registration Statement;
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                  WHEREAS, this Board of Directors has heretofore authorized the proper officers of Hold Co. to prepare, to cause to be executed and to file with the Commission for, in the name and on behalf of Hold Co. a post-effective amendment to the Registration Statement (the "Hold Co. Post Effective Amendment") in order to recognize Hold Co. as the successor issuer thereunder, for the purpose of continuing the offering of Debt Securities, including the Notes thereunder;

                  WHEREAS, this Board of Directors deems it advisable for Hold Co., as the issuer thereof, to continue the offering of Debt Securities, including the Notes, pursuant to the Registration Statement and the Second Indenture, as supplemented by the Second Supplemental Indenture (the "Second Senior Indenture");

                  WHEREAS, the Second Senior Indenture provides that, with respect to each tranche or issue of Notes, certain terms and provisions applicable only to that tranche or issue will be established by an Officer's Certificate or Note Terms Certificate, as therein defined; and

                  WHEREAS, capitalized terms used but not defined herein are defined in the Second Senior Indenture and are used herein with the same meanings as ascribed to them therein.

         NOW, THEREFORE, BE IT:

                  RESOLVED, that this Board of Directors does hereby authorize, approve and ratify:

          1. the execution by the proper officers of Hold Co., for and on behalf of Hold Co., and the filing with the Commission of the Hold Co. Post Effective Amendment to the Registration Statement pursuant to which Hold Co. will, as the issuer of the Debt Securities, including the Notes, continue the offering of Debt Securities thereunder;

          2. the execution by the proper officers of Hold Co., for and on behalf of Hold Co., of the Second Supplemental Indenture providing for the assumption of Halliburton's liabilities and obligations under the Second Indenture;

          3. the establishment of the Notes as a series of Debt Securities as provided in the Second Indenture;
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          4.      the  continuation  of the  offering by Hold Co., as the issuer thereof, of the Debt Securities, including the Notes; and

          5. the establishment from time to time of the specific terms of particular tranches or issues of Notes, and the sale and issuance from time to time of particular tranches or issues of Notes, in accordance with the provisions of the Second Senior Indenture.

                  FURTHER RESOLVED, that the Chairman of the Board, President and Chief Executive Officer, the Vice Chairman, any Executive Vice President and the Vice President and Treasurer of Hold Co. (each, an "Authorized Officer") be and are and each of them is authorized for and on behalf of Hold Co. to enter into a distribution agreement for the Notes (the "Distribution Agreement") with an investment banking firm or broker-dealer as the distributor (the "Distributor"), which may provide for, among other things, (i) the Distributor to use its reasonable efforts to solicit purchases of the Notes, (ii) the purchase of the Notes by the Distributor acting as principal or (iii) a firm underwriting of the sale of the Notes, or any or all of such duties and obligations on the part of the Distributor; and

                  FURTHER RESOLVED, that any Authorized Officer is authorized to select one or more broker-dealers ("Additional Distributors") in addition to the Distributor to perform any or all of the duties and obligations specified in the preceding resolution, upon written agreement in such form as may be approved by an Authorized Officer, with such Authorized Officer's approval to be conclusively evidenced by his execution and delivery thereof; and

                  FURTHER RESOLVED, that notwithstanding the provisions of the preceding resolutions relating to the execution of a Distribution
         Agreement and the appointment of a Distributor and Additional Distributors, Hold Co.
         reserves the right:

                  (i) on its own behalf, to sell the Notes directly from time to time, in which event no commissions will be owed or paid in connection therewith;

                  (ii) to sell the Notes through any member or members of a group comprised of the Distributor and the
                        named   Additional   Distributors   ("Distributor
                        Group") to the exclusion of any other members of the Distributor Group ("Excluded Distributors")
                        and  in  such  event  no   commission   or  other
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                        remuneration   shall  be  owed  to  any  Excluded
                        Distributor; and

                  (iii) to accept or to reject offers to purchase  Notes,
                        in whole or in part; and

                  FURTHER RESOLVED, that, prior to sale of the Notes, from time to time and subject to the terms of the preceding resolutions, any duly Authorized Officer shall on behalf of Hold Co. have the authority to determine, and to establish by an Officer's Certificate or Note Terms Certificate prepared, executed and delivered as provided in the Second Senior Indenture:

                  (i) the aggregate principal amount and maturities of the Notes to be offered and the initial offering price of the Notes;

                  (ii) whether such Notes are to be Fixed Rate Notes, Floating Rate Notes or OID Notes (including zero coupon obligations) and, if interest bearing, appropriate Interest Record Dates and Interest Payment Dates and, if OID Notes, appropriate discount rates with respect thereto;

                  (iii) whether the Notes are to be Indexed Notes;

                  (iv) whether the Notes are to be subject to redemption at the option of Hold Co. and the terms thereof, if subject to redemption;

                  (v) whether the Notes will be subject to repayment by Hold Co. at the option of the Holders thereof prior to the stated maturity of the Notes, and the terms thereof, including, without limitation, designating Optional Repayment Dates;

                  (vi) the amount of any discounts, allowances or commissions to be given or paid to the Distributor and to any Additional Distributors; and

                  (vii) any other terms of the Notes and of the  offering
                        and sale thereof which are not inconsistent  with
                        this and the preceding resolutions;
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         and thereafter to cause appropriate  Prospectus Supplements and Pricing
         Prospectuses   to  be   prepared   and   delivered   and  one  or  more
         Authentication Requests to be delivered to the Trustee for action in keeping therewith; and

                  FURTHER RESOLVED, that, if in the opinion of counsel to Hold Co. such actions are necessary or appropriate, the proper officers of Hold Co. be and are and each of them is authorized to: (a) cause to be filed with the Securities and Exchange Commission (i) one or more post effective amendments to the Registration Statement, and (ii) one or more prospectus supplements and pricing supplements; (b) enter into with the Trustee one or more additional amendments of and supplements to the Second Senior Indenture, (c) take such actions as may be necessary for compliance by Hold Co. with federal and state securities laws and (d) take such other actions as may be deemed necessary or appropriate in furtherance of the preceding resolutions, including without limitation, entering into additional agreements which are in furtherance of the offering and sale from time to time of the Notes.